Exhibit 10.08

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE “ACTS”). THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF THE FOLLOWING: (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

ODYSSEY MARINE EXPLORATION, INC.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

IMPORTANT EXPLANATORY NOTE

On December 1, 2023, the Company (as defined below) and Two Seas Master (Global) Fund LP, a Cayman Islands limited partnership, and the other parties thereto entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued and sold to the Buyers (as defined in the Purchase Agreement”) (a) a series of 11% Senior Secured Notes due 2024, in the aggregate initial principal amount of up to $6.0 million (as amended from time to time prior to the date hereof, the “Original Notes”), and (b) Warrants to Purchase Common Stock (the “Original Warrants”). The Company has agreed to amend certain provisions of the Original Notes, including the Original Notes held by the “Holder” named below. This Amended and Restated Convertible Promissory Note amends and restates in their entirety the terms and provisions of the Original Note held by the Holder. In connection with the issuance of this Amended and Restated Convertible Promissory Note, the Holder has either (a) surrendered to the Company for cancellation any physical note representing the Holder’s Original Note (a “Predecessor Note”) or (b) certifies to the Company by signing this Amended and Restated Convertible Promissory Note that the Holder never received a Predecessor Note or the Holder received a Predecessor Note, but such Predecessor Note has been lost, stolen, or destroyed.

$[AMOUNT][1]	December 20, 2024

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of [__________], a [____________________] company (the “Holder”), the principal sum of [__________________] U.S. DOLLARS ($___________.00), together with interest accruing from and after October 1,

[1]	NTD: Insert principal amount as of October 1, 2024.

2024, at the Interest Rate (as defined below) on the outstanding amount of principal. This Amended and Restated Convertible Promissory Note (this “Note” and, collectively with the other promissory notes issued in replacement of the Original Notes, the “December 2023 Notes”) evidences advances made pursuant to that certain Note and Warrant Purchase Agreement dated as of December 1, 2023 (the “Purchase Agreement”), by and among the Company, each Holder party thereto from time to time, and the collateral agent named therein (“Collateral Agent”) and is being issued to the Holder in replacement of the Holder’s Promissory Note (the “Original Note”) that was issued to the Holder pursuant to the Purchase Agreement. For the avoidance of doubt, the terms and provisions of this Note supersede in their entirety the terms and provisions of the portion of the Original Note. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1. Maturity. Subject to the provisions of Section 4 below, the entire unpaid principal sum of the Note disbursed and outstanding, together with any and all accrued interest thereon remaining unpaid, and any other sums due to the Holders in connection with the Indebtedness evidenced by this Note, shall be due and payable in full on April 1, 2026 (the “Maturity Date”).

2. Interest. Subject to the provisions of Section 4 below, the Company will pay interest on the principal amount at an annual rate equal to 11.0% (the “Interest Rate”), on a quarterly basis, by adding an amount equivalent to the quarterly interest amount to the principal amount of the Note (“PIK Interest”); provided, however, at the Company’s option, upon ten (10) days’ prior written notice to the Collateral Agent and the Holder, any such quarterly interest payment hereunder may be satisfied by payment in cash in lieu of the PIK Interest.

3. Optional Redemption. Subject to the provisions of Section 4 below, the Company shall have the right to redeem at any time on or after the date on which the Registration Statement becomes effective all or any portion of the indebtedness outstanding under this Note (together with all accrued and unpaid interest, including PIK Interest) upon thirty (30) days’ prior written notice to the Holder.

4. Conversion.

(a) Option to Convert. Holder shall have the right at any time and from time to time after June 1, 2025, and prior to the Maturity Date (the “Conversion Period”), in accordance with the procedures set forth below, to convert all or any portion of the outstanding principal amount of this Note and any accrued and unpaid interest thereon, including PIK Interest (the “Convertible Obligations”) into Common Stock.

(b) Exercise Notice. If Holder elects to exercise its right to convert the Convertible Obligations, Holder shall (i) specify in a written notice to the Company (an “Exercise Notice”) in substantially the form of notice attached hereto as Exhibit A (A) that Holder elects to exercise its right to convert all or a portion of the Convertible Obligations, (B) the amount of the Convertible Obligations to be so converted, (C) whether the Common Stock acquired pursuant to this Section 4 is to be issued in the name of Holder or a designee, and (D) Holder’s wire instructions; and (ii) surrender this Note to the Company and furnish any appropriate endorsements and transfer documents if required by the Company. As soon as practicable after the Conversion

Date, unless the Company elects the Cash Option (as defined below), the Common Stock acquired by Holder pursuant to this Section 4 (the “Conversion Shares”) shall be registered by the Company in the name of Holder or its designee. The Company shall use its commercially reasonable efforts to cause such registration to occur within two (2) Business Days following the Conversion Date.

(c) Conversion Basis.

(i) If Holder elects to exercise its right to convert all or a portion of the Convertible Obligations, then the number of shares (rounded to the nearest whole number) of Common Stock that Holder shall be entitled to receive shall equal the quotient determined by dividing (A) the amount of the Convertible Obligations to be converted, as specified in the Exercise Notice, by (B) the Conversion Price (as defined below), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. As used in this Note, (1) “Conversion Price” means 75.0% of the 30-Day VWAP (as defined below); provided, however, that, if the Conversion Price, as determined pursuant to the foregoing calculation, would be less than $1.10, then the Conversion Price shall be equal to $1.10; (2) “30-Day VWAP” means the arithmetic average of the Daily VWAPs (as defined below) of the Common Stock over the thirty (30) consecutive trading days ending on, and including, the trading day immediately preceding the date of the Exercise Notice to which it is relevant; (3) “Daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OMEX <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable at such time, the market value of one share of Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(ii) Conversion Date. Any conversion of the Convertible Obligations pursuant to this Note by Holder shall be deemed to occur on the date which Holder delivers the Exercise Notice and surrenders this Note to the Company, or such later date as Holder may designate in the Exercise Notice (the “Conversion Date”), except that, if Holder delivers an Exercise Notice within thirty (30) days before the Maturity Date, then the Conversion Date shall be the Maturity Date.

(d) Partial Conversion. If the Convertible Obligations are converted in part only then, upon surrender of this Note, the Company shall issue to the holder of this Note a new note or notes (dated the date hereof) of like tenor, in the aggregate face thereof for a principal amount equal to the principal amount on the face of this Note minus the principal amount so converted.

(e) Limitations on Exercise. Notwithstanding anything in this Note to the contrary:

(i)

With respect to any Exercise Notice delivered pursuant to Section 4, the Company shall not issue to the Holder any shares of Common Stock issuable upon conversion of this Note pursuant to such Exercise Notice to the extent such shares, after giving effect to such issuance after conversion, would cause the Holder to (x) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (y) control in excess of 19.9% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock, or if such issuance would otherwise exceed such number of shares of Common Stock that would violate applicable listing rules of the Nasdaq Capital Market. For purposes of this Section 4(e), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(ii)

If Holder delivers an Exercise Notice in accordance with this Section 4, the Company may, in its sole and absolute discretion (the “Cash Option”) and upon notice to Holder, in lieu of delivering Conversion Shares to Holder in accordance with this Section 4, instead pay to the Holder, in immediately available funds by wire transfer pursuant to the wire instructions set forth in the Exercise Notice, an amount (the “Cash Option Amount”) equal to the product of (i) the number of Conversion Shares that would have been issuable to Holder in accordance with Section 4(c)(i), multiplied by (ii) the 5-Day VWAP (as defined below). If the Company exercises the Cash Option in accordance with this Section 4(e)(ii), the Company shall deliver the Cash Option Amount to Holder within ten (10) Business Days after delivery of the Exercise Notice. As used in this Note, “5-Day VWAP” means the arithmetic average of the Daily VWAPs of the Common Stock over the five (5) consecutive trading days ending on, and including, the trading day immediately preceding the date of the Exercise Notice to which it is relevant

(f) Maximum Percentage. Notwithstanding anything in this Note to the contrary, the Holder may notify the Company in a written notice in substantially the form of notice attached hereto as Exhibit B in the event it elects to be subject to the provisions contained in this subsection; however, no Holder shall be subject to this subsection unless such election is made. If the election is made by a Holder it shall do so by delivering a written notice to the Company, in which event, the Company shall not effect the exercise of the Holder’s Exercise Notice, and such Holder shall not have the right to exercise its right to convert such Convertible Obligations, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Company’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (as specified by the Holder) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable pursuant to such

Exercise Notice with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Convertible Obligations and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 4(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Note, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

5. Default; Remedies; Default Interest.

(g) Default. The occurrence of a “default” or “event of default” under any of the Transaction Documents shall constitute an “Event of Default” hereunder.

(h) Remedies upon Default. Upon the occurrence and continuation of an Event of Default that has not been cured in accordance with the terms of the Purchase Agreement, or at any time thereafter, at the option of the Holders holding a majority of the amount then-outstanding under the Notes, all Indebtedness hereunder immediately will become due and payable upon written notice to the Company from the Collateral Agent, and the Holder shall be entitled to exercise its other rights and remedies set forth in the Purchase Agreement.

(i) Default Interest. Notwithstanding anything to the contrary, upon the occurrence and continuation of an Event of Default that has not been cured in accordance with the terms of the Purchase Agreement, the Indebtedness hereunder shall bear interest at a per annum interest rate equal to the Interest Rate plus three percent (3.0%).

6. Miscellaneous.

(a) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(a)); provided, however, that any notice to Holder must be delivered via e-mail in order to be deemed delivered hereunder:

If to the Company:	Odyssey Marine Exploration, Inc. 205 S. Hoover Blvd., Suite 210 Tampa, Florida 33607 Attention: Legal Department E-Mail: legal@odysseymarine.com

With a copy to:	Akerman LLP 401 East Jackson Street, Suite 1700 Tampa, Florida 33602 Attention: David M. Doney, Esq. E-Mail: david.doney@akerman.com

If to the Holder:

With a copy to:

(b) Interpretation. For purposes of this Note, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. Unless the context otherwise requires, references herein: (1) to Sections mean the Sections of, and Exhibits attached to, this Note; (2) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(c) Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

(d) Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e) Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights or obligations hereunder. The Holder may assign all or any portion of its rights hereunder with the written consent of Collateral Agent, such consent not to be unreasonably withheld, conditioned or delayed, in substantially the form of assignment attached hereto as Exhibit C, or such other form as Collateral Agent may agree.

(f) Amendment and Modification; Waiver. This Note may only be amended, modified, or supplemented by an agreement in writing signed by the Company, Collateral Agent, and the Holder. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Note shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(g) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN, AND THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO THE COMPANY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) Waiver of Jury Trial. THE COMPANY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE COMPANY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY HOLDER WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) THE COMPANY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) THE COMPANY MAKES THIS WAIVER VOLUNTARILY, AND (D) THE COMPANY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE FINANCIAL ACCOMODATIONS MADE FOR THE BENEFIT OF THE COMPANY HEREUNDER AND UNDER THE OTHER TRANSACTION DOCUMENTS.

(h) Electronic Signatures. A signed copy of this Note (and any assignment hereof) delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note; provided, however, that the Company shall deliver an original signature page to this Note (and any assignment hereof) within ten (10) days of any Holder’s written request therefor.

[Signatures page follows]

IN WITNESS WHEREOF, this Note has been duly executed by an authorized officer of the Company and by the Holder as of the date first written above.

COMPANY:

ODYSSEY MARINE EXPLORATION, INC.

By:
Name:	Mark D. Gordon
Title:	Chief Executive Officer and Chairman